3rd Quarter 2022 Earnings Release Presentation November 3, 2022 Consolidated Edison, Inc.

2 Available Information On November 3, 2022, Consolidated Edison, Inc. issued a press release reporting its third quarter 2022 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2022 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that the proposed sale of the Clean Energy Businesses may not occur on the contemplated terms, timeline or at all, Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment loss related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section Manager Jared Lee, Manager Caroline Elsasser, Sr Financial Analyst Tel: 212-460-6611 Tel: 212-460-6562 Tel: 212-460-3923 Tel: 212-460-4431 Email: childressj@coned.com Email: kemelmank@coned.com Email: leejar@coned.com Email: elsasserc@coned.com www.conEdison.com

Table of Contents Page Organizational Structure 4 Overview of CEBs Sale 5 - 6 Clean Energy Commitment 7 Updated CECONY Long Range Plans Released for Electric, Gas and Steam 8 Clean Energy Initiatives and Spending 9 - 10 Summary of CECONY Electric & Gas Filing 11 - 12 Anticipated Regulatory Calendar 13 Dividend and Earnings Announcements 14 3Q 2022 Earnings 15 - 18 3Q 2022 Developments 19 - 21 YTD 2022 Earnings 22 - 25 Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 26 The Coronavirus Disease (COVID-19) Pandemic 27 - 29 CECONY Operations and Maintenance Expenses 30 Composition of Regulatory Rate Base 31 Average Rate Base Balances 32 Regulated Utilities' Rates of Return and Equity Ratios 33 Capital Investments and Utilities' Capital Investments 34 - 35 Financing Plan for 2022 – 2024 and Activity in 2022 36 Commercial Paper Borrowings and Capital Structure 37 - 38 Rating Agency Credit Metrics 39 3Q and YTD 2022 Summary of Segmented Financial Statements 40 - 41, 43-44 Reconciliation of Net Income to Adjusted EBITDA for CEBs 42 Con Edison Scores 100% in 2022 CPA-Zicklin Index 45 Clean Energy Update 46 Environmental, Social and Corporate Governance 47 3

Organizational Structure a. As of September 30, 2022. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. On October 1, 2022, Con Edison entered into an agreement to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft (RWE) for $6.8 billion (subject to adjustments, as further described on page 54 of the 3Q 2022 Form 10-Q), which through its subsidiaries, develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers. d. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.0 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)(c) Regulated Energy Delivery Unregulated Clean Energy Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) FERC Regulated Transmission Market Cap(a): $30.4 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Stable / Stable Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas)(d) Mountain Valley Pipeline, LLC (MVP) New York Transco, LLC 9.7%(d) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO) 4

Overview of CEB Sale and Use of Proceeds 5 Con Edison has concluded its strategic review of the Con Edison Clean Energy Businesses (CEBs) and has reached an agreement to sell the CEBs to a subsidiary of RWE Aktiengesellschaft (RWE)

CEBs Sale Price Adjustments 6 As described in the Purchase and Sale Agreement, the base purchase price will be adjusted as follows:

Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. The 5 Pillars of our Expanded Clean Energy Commitment We will take a leadership role in the delivery of a clean energy future for our customers by investing in, building, and operating reliable, resilient, and innovative energy infrastructure, advancing electrification of heating and transportation and aggressively transitioning away from fossil fuels to a net zero economy by 2050. Full Version: Clean Energy Commitment 7

Updated CECONY Long Range Plans Released for Electric, Gas and Steam Investing in our system to maintain a safe, reliable and sustainable future ▪ Clean Energy: Economy-wide net-zero GHG emissions in our service territories by 2050 ▪ Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change ▪ Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition ▪ Customer Engagement: Industry- leading customer experience and facilitation through the energy transition Our utility Long-Range Plans are the strategic framework and roadmap that guide our programs and investments over the 2050 planning horizon. They identify $68 billion in investments over the next 10 years to achieve four strategic objectives: Source: Long Range Plans | Con Edison 8

Clean Energy Future Offers Opportunities Across Business Lines

Smart Meter: **$1.4B** install 5.3 million by 2022

Energy Efficiency: **$1.5B** investment by 2025

Electric Vehicles: **+$300M** make-ready program targets 21,000 electric plug installations by 2025


Distribution
Transmission
Renewables

Reliable Clean City Projects: **$780M** for CECONY, currently under construction

Brooklyn Clean Energy Hub Proposal[a]: **$1B** investment for first of two hubs as part of CECONY's Phase II Proposals (8 projects estimated to cost **$5,350M**[b] in aggregate)

NY Energy Solution: approximately **$274M** for CET, currently under construction

CECONY proposal for ownership of 200 MWs of new solar generation as part of a 1,000-MW target development

Other opportunities for our regulated utilities

- Build new substations
- Invest more than $2 billion on resiliency over next 10 years, including undergrounding and focus on disadvantaged communities
- Promote 1,000 MWs of large-scale and distributed-energy storage systems by 2030
- Electrify space or water heating for more than 150,000 buildings by 2030
- Support installation of 400,000 electric vehicle chargers by 2035 and more than 1 million in our service territory by 2050
- Reimagine the gas system: Target $100 million in R&D investments by 2030 to facilitate the clean energy future, including the development of long-duration energy storage and hydrogen technologies
- Net-zero emissions target (Scope 1) by 2040, focusing on decarbonizing our steam system

Outstanding CET proposals

- Propel NY (NY Transco/NYPA)
- Clean Link New Jersey

a. Source: Petition of CECONY for Approval to Recover Costs of Brooklyn Clean Energy Hub; PSC Takes Additional Action on Landmark Power Grid Study
b. Source: Initial Report on the NY Power Grid Study

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Capital Investments: Safety, Reliability and Clean Energy

Green investments advance a clean energy future, climate resiliency, emissions reduction, and decarbonization

2022 - 2024 Forecasted Capital Investment ~$15.7 billion[(a)]

$1.5 billion of additional "green" spending in regulatory assets

~30% Green[(a)]

- Energy Efficiency
- Demand Mgmt.
- Electric Vehicles
- Storage
- Smart Systems
- Solar
- CEB
- CET
- Gas Main Replacement
- Reliable Clean City Projects



$4.7 billion
$11.0 billion

~70% Safety & Reliability

- Risk Reduction
- Equipment Upgrades & Replacements
- System Resiliency
- New Business
- Security

CECONY 2022 Rate Case Filing – Highlights:

- A new substation in southeast Brooklyn to improve reliability and support clean-energy additions
- Undergrounding vulnerable portions of the overhead electric delivery system to prevent outages during storms
- Interconnect a renewable natural gas facility in Mount Vernon to its gas delivery system
- Initiating emission-reducing electrification programs for space-heating in buildings
- Adding four sets of batteries that will enhance reliability, resilience, operational flexibility, and serve disadvantaged communities
- Ownership of 200 MWs of solar generation project to lower emissions and reduce bills for low-income customers

a. Amounts reflect the company's forecast as of January 2022 and do not reflect the impact of the October 1, 2022 agreement to sell the Clean Energy Businesses. The company's 2022-2024 capital forecast reflects $1.2 billion allocated to the Clean Energy Businesses.

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Summary of CECONY Electric & Gas Filing - Company Update

On January 28, 2022, CECONY submitted to the NYSPSC a rate case in support of new electric and gas rates to become effective January 1, 2023. On April 8, 2022, CECONY filed an update to the January 28, 2022 request. On May 20, 2022, the New York State Department of Public Service submitted testimony in the NYSPSC proceedings, supporting electric and gas rate increases of $278 million and $164 million, respectively, reflecting, among other things, a lower level of forecasted rate base for 2023.

Proposed Return on Equity and Equity Ratio

Return on equity……………..10.0%
Equity ratio……………………50.0%

Proposed Rate Changes and Capital Investments per April 2022 Company Update

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	Rate Change	Average Rate Base	Capital Expenditure	Rate Change	Average Rate Base	Capital Expenditure
Rate Year 1: 2023	$1,038	$26,408	$3,436	$402	$9,697	$1,177
Rate Year 2: 2024	744	28,762	3,698	205	10,506	1,215
Rate Year 3: 2025	615	30,786	3,529	176	11,184	1,150
Annual levelized rate increase	867			299		

Summary

- Electric and gas capital investment of $10.7 billion and $3.5 billion over three years, respectively
- True up of costs of pension and OPEBs, environmental remediation and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment fees, and long-term debt cost rate
- Requesting reconciliation for labor and non labor inflation rate to the extent that actual inflation rate is 160 basis points above what is assumed in the revenue requirement
- Requesting to reduce certain gas asset service lives by five years in alignment with the gas transition that is expected to result from Climate Leadership and Community Protection Act (CLCPA) implementation
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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CECONY Electric & Gas Rate Filing Comparison and Timeline Jan 28, 2022 Apr 8, 2022 May 20, 2022 Jun 17, 2022 Jul 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations New Rates in Effect Joint Proposal Estimated Timeline ($ in millions) Electric Case number 22-E-0064 Gas Case number 22-G-0065 Rate Year 1: Jan 2023 – Dec 2023 Jan 2022 Filing Apr 2022 Update Staff Testimony Jan 2022 Filing Apr 2022 Update Staff Testimony New infrastructure investment $250 $266 $223 $161 $131 $126 Financing costs 201 211 (51) 77 81 (13) Property and other taxes 180 166 55 74 20 (3) Sales revenue change 259 186 142 77 92 80 Amortization of deferred credits & costs 191 184 139 (1) (15) (30) Operating expenses 79 (12) (212) 32 13 (30) Depreciation changes 15 16 (28) 64 64 24 Income taxes and other 24 21 10 19 16 10 Total Rate Increase $1,199 $1,038 $278 $503 $402 $164 Rate Base $26,286 $26,408 $25,987 $10,030 $9,697 $9,648 ROE 10.00% 10.00% 8.80% 10.00% 10.00% 8.80% Equity Ratio 50% 50% 48% 50% 50% 48% 12 a. Litigation would ensue in the event a Joint Proposal is not reached in settlement negotiations. Litigation(a)

Anticipated Regulatory Calendar Key Dates Rate Case Filings CECONY Electric & Gas (Cases 22-E-0064 & 22-G-0065) Filing Submitted January 28, 2022 Update Filing Submitted April 8, 2022 Staff and Intervenor Testimony May 20, 2022 Proposed Effective Date for New Rates January 1, 2023 RECO Transmission (Case ER22-910-000) Filing Submitted January 28, 2022 Proposed Effective Date for New Rates August 30, 2022 Other Proceedings Rockland Electric Company (Case ER22-030-198) Approval of an Infrastructure Investment Program Cost Recovery Mechanism Filing submitted on March 30, 2022 Petition for Brooklyn Clean Energy Hub (Case 20-E-0197) Filing submitted on April 15, 2022 NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266) Arrears Relief Order Issued (Phase 1 for Low-Income Customers) June 16, 2022 13

Dividend and Earnings Announcements

- On October 20, 2022, the company issued a press release reporting that it had declared a quarterly dividend of $0.79 a share on its common stock.
- On November 3, 2022, the company issued a press release forecasting its adjusted earnings per share for the year 2022 to be in the range of $4.50 to $4.60 a share.[(a)(b)]



3Q 2022 vs. 3Q 2021
$1.73
$1.52
$1.63
$1.41
2022
2021
2022
2021
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)



YTD 2022 vs. YTD 2021
$4.15
$3.23
$3.75
$3.39
2022
2021
2022
2021
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $0.10 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end.

b. In October 2022, Con Edison entered into an agreement to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft. Con Edison's forecast of adjusted earnings per share for the year of 2022 exclude the impact of the anticipated sale of the Clean Energy Businesses (approximately $0.27 to $0.38 per share after-tax), including transaction costs (approximately $0.10 per share after-tax), non-cash income tax impacts (approximately $0.28 to $0.39 per share after-tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses' assets (approximately $(0.11) a share after-tax).

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3Q 2022 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2022 2021 2022 2021 Reported Net Income for Common Stock and EPS – GAAP basis $1.73 $1.52 $613 $538 HLBV effects (pre-tax) 0.02 (0.20) 6 (69) Income taxes (a) (0.01) 0.06 (2) 21 HLBV effects (net of tax) 0.01 (0.14) 4 (48) Net mark-to-market effects (pre-tax) (0.16) 0.04 (55) 13 Income taxes (b) 0.05 (0.01) 17 (4) Net mark-to-market effects (net of tax) (0.11) 0.03 (38) 9 Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.63 $1.41 $579 $499 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended September 30, 2022 and 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the three months ended September 30, 2022 and 2021, respectively. 15

Walk from 3Q 2021 EPS to 3Q 2022 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 3Q 2021 Reported EPS CECONY O&R CEBs CET Other 3Q 2022 Reported EPS $1.52 $0.20 $0.02 $(0.02) $— $1.73 3Q 2021 Adjusted EPS CECONY O&R CEBs CET Other 3Q 2022 Adjusted EPS $1.41 $0.20 $0.02 $0.01 $1.63 $(0.01) (a) (a) a. Includes parent company and consolidation adjustments. $— $0.01 16

3Q 2022 vs. 3Q 2021 EPS Variances – Three Months Ended Variation CECONY(a) Higher electric rate base $0.08 Lower costs related to heat events 0.04 Higher income from allowance for funds used during construction reflecting higher short-term interest rates 0.03 Resumption of the billing of late payment charges and other fees to allowed rate plan levels 0.03 Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives 0.02 Higher rental revenue from real estate properties 0.01 Lower stock based compensation costs 0.01 Lower health care and other employee benefits costs 0.01 Higher interest expense (0.04) Dilutive effect of stock issuances (0.01) Other 0.02 Total CECONY $0.20 O&R(a) Electric base rate increase 0.02 Total O&R $0.02 Clean Energy Businesses Net mark-to-market effects 0.15 Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects 0.03 HLBV effects (0.16) Higher gas purchased for resale (0.10) Higher wholesale revenue 0.07 Other (0.01) Total Clean Energy Businesses $(0.02) Con Edison Transmission Higher interest expense (0.01) Other 0.01 Total CET $— Other, including parent company expenses Tax impact of net mark-to-market effects (0.01) Tax impact of HLBV tax effects 0.01 Other 0.01 Total Other, including parent company expenses $0.01 Reported EPS (GAAP) $0.21 HLBV effects 0.15 Net mark-to-market effects (0.14) Adjusted EPS (non-GAAP) $0.22 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 17

3Q 2022 vs. 3Q 2021 EPS Reconciliation by Company

Three Months Ended September 30, 2022

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$1.39**	**$0.09**	**$0.28**	**$—**	**$(0.03)**	**$1.73**
HLBV effects (pre-tax)	—	—	0.02	—	—	0.02
Income taxes (a)	—	—	(0.01)	—	—	(0.01)
HLBV effects (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Net mark-to-market losses (pre-tax)	—	—	(0.16)	—	—	(0.16)
Income taxes (b)	—	—	0.04	—	0.01	0.05
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.12)**	**—**	**0.01**	**(0.11)**
Adjusted EPS – Non-GAAP basis	**$1.39**	**$0.09**	**$0.17**	**$—**	**$(0.02)**	**$1.63**

Three Months Ended September 30, 2021

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$1.19**	**$0.07**	**$0.30**	**$—**	**$(0.04)**	**$1.52**
HLBV effects (pre-tax)	—	—	(0.20)	—	—	(0.20)
Income taxes (a)	—	—	0.05	—	0.01	0.06
HLBV effects (net of tax)	**—**	**—**	**(0.15)**	**—**	**0.01**	**(0.14)**
Net mark-to-market losses (pre-tax)	—	—	0.04	—	—	0.04
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.03**	**—**	**—**	**0.03**
Adjusted EPS – Non-GAAP basis	**$1.19**	**$0.07**	**$0.18**	**$—**	**($0.03)**	**$1.41**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended September 30, 2022 and 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the three months ended September 30, 2022 and 2021, respectively.
c. Includes parent company and consolidation adjustments.

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3Q 2022 Developments(a) CECONY & O&R • In April 2021, NY passed a law that created a program that allows eligible residential renters in NY who require assistance with rent and utility bills to have up to twelve months of electric and gas utility bill arrears forgiven, provided that such arrears were accrued on or after March 13, 2020. The program is administered by the State Office of Temporary and Disability Assistance (OTDA) in coordination with the NYSDPS (the OTDA Program). Under the OTDA Program, CECONY and O&R qualify for a refundable tax credit for NY gross-receipts tax equal to the amount of arrears waived by the Utilities in the year that the arrears are waived and certified by the NYSPSC. OTDA may also use the program funds to provide additional Home Energy Assistance Program payments to the Utilities on behalf of low-income customers. (pages 26, 62) • In June 2022, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. At the time the order was issued, the Utilities’ eligible arrears balances were estimated to be $340 million, comprised of: (1) $164.5 million and $1.6 million of the funding allocated pursuant to the NY budget to CECONY and O&R, respectively, and (2) a surcharge mechanism for recovery of the remaining eligible credit amounts over a four year period commencing after credits are issued for CECONY and over a one year period commencing after credits are issued for O&R. Pursuant to the order, CECONY and O&R agreed not to seek recovery of incremental financing costs incurred associated with low-income customers' arrears from March 2020 through March 2022 of $11 million, most of which is attributable to CECONY, in addition to the $7 million reserve established by CECONY for the year ended December 31, 2021. The amounts available to credit the arrears balances of low-income CECONY and O&R customers pursuant to the June 2022 order may be reduced by amounts credited pursuant to the OTDA Program. (pages 26, 62) • For the three and nine months ended September 30, 2022, CECONY issued total credits of $265.8 million and $315.1 million, respectively and O&R issued total credits of $4.7 million and $5.5 million, respectively, towards reducing customers’ accounts receivable balances. For the three and nine months ended September 30, 2022, the total credits for CECONY were comprised of: $148.4 million pursuant to the NY funding; $89.6 million that will be recovered via a surcharge mechanism that began September 1, 2022, as described above; the $7 million reserve for CECONY described above; and $20.9 million and $70.1 million, respectively, in qualified tax credits and payments pursuant to the OTDA Program described above. For the three and nine months ended September 30, 2022, the total credits for O&R were comprised of: $1.6 million pursuant to the NY funding; $2.7 million that will be recovered via a surcharge mechanism that began September 1, 2022, as described above; and $0.4 million and $1.2 million, respectively, in qualified tax credits and payments pursuant to the OTDA Program described above. (page 26, 62) • CECONY’s and O&R’s allowances for uncollectible customer accounts reserve decreased from $304 million and $12.3 million at December 31, 2021 to $297 million and $7.9 million at September 30, 2022 respectively. (page 62) • In July 2020, CECONY filed a gas planning analysis with the NYSPSC that stated the moratorium could be lifted when increased pipeline capacity is achieved upon completion of Tennessee Gas Pipeline’s East 300 Upgrade Project (the East 300 Upgrade Project) or peak demand is reduced through efficiency and other demand side reductions to a level that would enable CECONY to lift the moratorium. The East 300 Upgrade Project would involve modifying two existing compressor stations in Pennsylvania and NJ and construction of one new compressor station in NJ. In October 2022, FERC approved Tennessee Gas Pipeline's request to begin construction activities for the existing compressor station in Pennsylvania and the new compressor station in NJ. The Clean Air permit and FERC approval to begin construction have not yet been obtained for the existing compressor station in NJ. The Tennessee Gas Pipeline’s East 300 Upgrade Project is expected to be completed by November 2023. (page 58) a. Page references to 3Q 2022 Form 10-Q. 19

3Q 2022 Developments (cont'd)(a) CECONY & O&R • On August 16, 2022, the Inflation Reduction Act of 2022 (the Act) was signed into law and included a new 15% corporate alternative minimum tax (CAMT) for corporations that report over $1,000 million in profits (i.e., based on book income). Under the Act, a corporation will be subject to the CAMT if its average annual Adjusted Financial Statement Income (AFSI) for the three taxable year period ending prior to the taxable year exceeds $1,000 million. The CAMT will apply to tax years beginning after December 31, 2022. Based on management’s preliminary calculations, Con Edison and the Utilities will not be subject to the CAMT in 2023, but are expected to be subject to the CAMT in subsequent years. However, the provisions of the CAMT are not expected to have a material impact on Con Edison and the Utilities' financial position, results of operations or liquidity in the four years that management calculated an estimated CAMT in 2024 through 2027. Con Edison and the Utilities are continuing to assess the impacts of the Act on them and such assessments may be impacted by guidance to be issued by the U.S. Treasury in the future. (page 60) • In August 2022, the NYSPSC approved CECONY’s February 2022 petition to provide $518 million of additional funding for its heat pump program by transferring previously collected but unspent funds from other budgets as follows: (i) $472 million of funds in total from the electric energy efficiency portfolio and (ii) $46 million of previously collected, unspent legacy program funds such as the Energy Efficiency Portfolio Standard and accrued interest. The order also established a budget of up to $10 million monthly of spending commitments to relaunch the heat pump program. (page 92) • In July 2022, the NYSPSC issued an order directing New York utilities, including CECONY and O&R, to implement managed electric vehicle charging programs and prescribing program and funding requirements. The order provides CECONY and O&R with up to a total of $31 million and $5.8 million, respectively, through 2025, for program implementation and administration costs. The NYSPSC authorized both CECONY and O&R to recover these costs via surcharge or other mechanisms. The order also provides CECONY and O&R with authorization to offer incentives to encourage electric vehicle charging to occur overnight and during off-peak times totaling approximately $71.8 million and $8.2 million, respectively, through 2025, that would be recovered through the respective company’s revenue reconciliation mechanisms. In October 2022, the NJBPU approved RECO’s electric vehicle make-ready program that includes a budget of $7.6 million through 2026 for electric vehicle infrastructure and related program costs. The NJBPU authorized RECO to recover these costs, including a full rate of return, in rates from customers (page 92) • In September 2022, in anticipation of commodity price volatility and potential oil supply disruption during the upcoming winter heating season, the NYSPSC requested, and CECONY and O&R have since taken, the following measures: advise their dual-fuel customers and power operators to fill their alternate fuel tanks; inspect by November 1, 2022 the alternate fuel tanks of interruptible gas customers where human needs are served to ensure they have adequate alternate supply; review their emergency plans to address alternate fuel supply disruptions of interruptible gas customers during peak gas demand; and promote bill payment assistance and energy use reduction programs. (page 95) • Inflationary pressure has prompted the Federal Reserve to increase interest rates. Higher interest rates have resulted in, and are expected to continue to result in, increased interest expense on commercial paper and variable-rate debt. Higher interest rates are also expected to increase interest expense on future long-term debt issuances. (pages 62, 94) a. Page references to 3Q 2022 Form 10-Q. 20

3Q 2022 Developments (cont'd)(a) Con Edison Transmission • In June 2022, the Mountain Valley Pipeline joint venture filed a request with the FERC for, and in August 2022, the FERC granted, a four-year extension of time to complete the project by October 2026. At September 30, 2022, CET Gas’ carrying value of its investment in MVP was $111 million and CET Gas’ cash contributions to the joint venture amounted to $530 million. (page 94) Clean Energy Businesses • On October 1, 2022, Con Edison entered into a purchase and sale agreement pursuant to which Con Edison agreed to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft (RWE) for a total of $6,800 million, subject to closing adjustments. The purchase price will be adjusted (i) upward for certain cash and cash equivalents, (ii) downward for certain indebtedness and debt-like items, (iii) downward for certain transaction expenses, (iv) upward or downward to the extent that the net working capital varies from a set target, (v) upward or downward to the extent that capital expenditures incurred prior to the closing of the transaction vary from a set budget, and (vi) downward by the value allocated to certain assets and projects that are not able to be conveyed to RWE upon closing of the transaction. The transaction is subject to customary closing conditions, including, among other things, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals by the Committee on Foreign Investment in the United States and the FERC. The transaction is expected to close in the first half of 2023, subject to satisfaction of the foregoing conditions, among other things. (page 54) • Concurrent with entering into the purchase and sale agreement, Con Edison incurred costs in the normal course of the sale process. Substantially all of the expected transaction costs of approximately $50 million to $60 million ($35 million to $45 million after-tax) are expected to be incurred in 2022. Also, as described in Note A, depreciation and amortization expense of approximately $60 million ($39 million after-tax) will not be recorded on the assets of the Clean Energy Businesses in the fourth quarter of 2022. Further, since the Clean Energy Businesses were designated as held for sale as of October 1, 2022 and the transaction is expected to close in the first half of 2023, Con Edison is analyzing the potential impact of the anticipated sale on its state apportionment factors. Based on current estimates, Con Edison expects to record an increase to its net deferred income tax liabilities and corresponding deferred income tax expense of approximately $100 million to $140 million (net of federal income taxes) in the fourth quarter of 2022. (pages 54, 59) • The sale of the Clean Energy Businesses does not represent a strategic shift that has or will have a major effect on Con Edison, and as such, does not qualify for treatment as a discontinued operation. (page 24) • The Clean Energy Businesses have 3,298 MW (AC) of utility-scale renewable energy projects in service (3,005 MW) or in construction (293 MW) and 69 MW (AC) of behind-the-meter renewable energy projects in service (66 MW) or in construction (3 MW). (page 93) • 1,966 million kWh of electricity was generated from solar projects and 250 million kWh generated from wind projects for the three months ended September 30, 2022, compared to 1,932 million kWh of solar electricity and 257 million kWh of wind electricity generated for the same period in 2021. (page 94) a. Page references to 3Q 2022 Form 10-Q. 21

YTD 2022 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2022 2021 2022 2021 Reported Net Income for Common Stock and EPS – GAAP basis $4.15 $3.23 $1,470 $1,122 HLBV effects (pre-tax) (0.12) (0.33) (43) (115) Income taxes (a) 0.04 0.10 13 35 HLBV effects (net of tax) (0.08) (0.23) (30) (80) Net mark-to-market effects (pre-tax) (0.46) (0.08) (161) (26) Income taxes (b) 0.14 0.03 50 8 Net mark-to-market effects (net of tax) (0.32) (0.05) (111) (18) Loss from sale of a renewable electric project (pre-tax) — 0.01 — 4 Income taxes (c) — — — (1) Loss from sale of a renewable electric project (net of tax) — 0.01 — 3 Impairment loss related to investment in Stagecoach (pre-tax) — 0.61 — 211 Income taxes (d) — (0.18) — (64) Impairment losses related to investment in Stagecoach (net of tax) — 0.43 — 147 Adjusted Earnings and Adjusted EPS – non-GAAP basis $3.75 $3.39 $1,329 $1,174 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the nine months ended September 30, 2022 and 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the nine months ended September 30, 2022 and 2021, respectively. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the nine months ended September 30, 2021. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the nine months ended September 30, 2021. 22

YTD 2021 Adjusted EPS CECONY O&R CEBs CET Other YTD 2022 Adjusted EPS Walk from YTD 2021 EPS to YTD 2022 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) YTD 2021 Reported EPS CECONY O&R CEBs CET Other YTD 2022 Reported EPS $3.23 $0.29 $0.05 $0.19 $0.42 $(0.03) $4.15 $3.39 $0.29 $0.05 $0.05 $(0.02) $(0.01) $3.75 (a) (a) a. Includes parent company and consolidation adjustments. 23

YTD 2022 vs. YTD 2021 EPS Variances – Nine Months Ended Variation CECONY(a) Higher electric rate base $0.12 Resumption of the billing of late payment charges and other fees to allowed rate plan levels 0.11 Higher gas rate base 0.10 Lower costs related to winter storms and heat events 0.07 Lower health care and other employee benefits costs 0.05 Higher income from allowance for funds used during construction reflecting higher short-term interest rates 0.03 Weather impact on steam revenues 0.01 Higher interest expense (0.11) Higher stock based compensation cost (0.04) Dilutive effect of stock issuances (0.07) Other 0.02 Total CECONY $0.29 O&R(a) Electric base rate increase 0.04 Gas base rate increase 0.02 Other (0.01) Total O&R $0.05 Clean Energy Businesses Net mark-to-market effects 0.29 Lower operation and maintenance expense from engineering, procurement and construction of renewable electric projects 0.22 Higher wholesale revenue 0.12 Loss from sale of a renewable electric project in 2021 0.01 Higher gas purchased for resale (0.24) HLBV effects (0.16) Higher depreciation and amortization expense (0.01) Gain from sale of a renewable electric project in 2021 (0.01) Dilutive effect of stock issuances (0.02) Other (0.01) Total Clean Energy Businesses $0.19 Con Edison Transmission Impairment loss related to investment in Stagecoach in 2021 0.44 Lower interest expense 0.01 Lower investment income attributable to Stagecoach (0.04) Other 0.01 Total CET $0.42 Other, including parent company expenses Impairment tax benefits related to investment in Stagecoach in 2021 (0.01) Tax impact of net mark-to-market effects (0.02) Tax impacts of HLBV effects 0.01 Other (0.01) Total Other, including parent company expenses $(0.03) Reported EPS (GAAP) $0.92 Impairment tax benefits related to investment in Stagecoach in 2021 (0.43) Net mark-to-market effects (0.27) HLBV effects 0.15 Loss from sale of a renewable electric project in 2021 (0.01) Adjusted EPS (non-GAAP) $0.36 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 24

YTD 2022 vs. YTD 2021 EPS Reconciliation by Company

Nine months ended September 30, 2022

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$3.21**	**$0.20**	**$0.83**	**$0.01**	**$(0.10)**	**$4.15**
HLBV effects (pre-tax)	—	—	(0.12)	—	—	(0.12)
Income taxes (a)	—	—	0.04	—	0.01	0.05
HLBV effects (net of tax)	**—**	**—**	**(0.08)**	**—**	**0.01**	**(0.07)**
Net mark-to-market losses (pre-tax)	—	—	(0.46)	—	—	(0.46)
Income taxes (b)	—	—	0.10	—	0.03	0.13
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.36)**	**—**	**0.03**	**(0.33)**
Adjusted EPS – Non-GAAP basis	**$3.21**	**$0.20**	**$0.39**	**$0.01**	**($0.06)**	**$3.75**

Nine months ended September 30, 2021

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$2.92**	**$0.15**	**$0.64**	**($0.41)**	**$(0.07)**	**$3.23**
HLBV effects (pre-tax)	—	—	(0.33)	—	—	(0.33)
Income taxes (a)	—	—	0.08	—	0.02	0.10
HLBV effects (net of tax)	**—**	**—**	**(0.25)**	**—**	**0.02**	**(0.23)**
Net mark-to-market losses (pre-tax)	—	—	(0.08)	—	—	(0.08)
Income taxes (b)	—	—	0.02	—	0.01	0.03
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.06)**	**—**	**0.01**	**(0.05)**
Loss from sale of a renewable electric project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (c)	—	—	—	—	—	—
Loss from sale of a renewable electric project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	0.61	—	0.61
Income taxes (d)	—	—	—	(0.17)	(0.01)	(0.18)
Impairment loss related to investment in Stagecoach (net of tax)	**—**	**—**	**—**	**0.44**	**(0.01)**	**0.43**
Adjusted EPS – Non-GAAP basis	**$2.92**	**$0.15**	**$0.34**	**$0.03**	**$(0.05)**	**$3.39**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the nine months ended September 30, 2022 and 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the nine months ended September 30, 2022 and 2021, respectively.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the nine months ended September 30, 2021.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the nine months ended September 30, 2021.
e. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
25

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,	2020	2021	2022[(a)]
Reported EPS – GAAP basis	**$3.29**	**$3.86**	**$4.78**
Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.95	0.66	0.66
Income taxes (b)	(0.29)	(0.19)	(0.19)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**0.66**	**0.47**	**0.47**
HLBV effects (pre-tax)	0.14	(0.41)	(0.20)
Income taxes (b)	(0.04)	0.12	0.06
HLBV effects (net of tax)	**0.10**	**(0.29)**	**(0.14)**
Net mark-to-market effects (pre-tax)	0.18	(0.15)	(0.54)
Income taxes (b)	(0.05)	0.05	0.17
Net mark-to-market effects (net of tax)	**0.13**	**(0.10)**	**(0.37)**
Loss from sale of a renewable electric project (pre-tax)	—	0.01	—
Income taxes (b)	—	—	—
Loss from sale of a renewable electric project (net of tax)	**—**	**0.01**	**—**
Impairment loss related to investment in Stagecoach (pre-tax)	—	0.61	—
Income taxes (b)	—	(0.19)	—
Impairment losses related to investment in Stagecoach (net of tax)	**—**	**0.42**	**—**
Goodwill impairment on Honeoye (pre-tax)	—	0.02	0.02
Income taxes (b)	—	—	—
Goodwill impairment on Honeoye (net of tax)	**—**	**0.02**	**0.02**
Adjusted EPS – Non-GAAP basis	**$4.18**	**$4.39**	**$4.76**

a. Represents 12-month trailing EPS ending September 30, 2022.
b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the nine months ended September 30, 2022 and the years 2020 – 2021.

conEdison, inc.
ED LISTED NYSE
26

Financial Impacts of COVID-19[a]

Balance Sheet Impact – Aged A/R

($ in millions)

CECONY


Balances as of Sept. 30, 2022
$1,087
Increase from Feb. 28, 2020 to Sept. 30, 2022
$678.6
Aged A/R(b)
$297.1
$232.4
Allowance for Uncollectible
Increase from Feb. 28, 2020 to Sept. 30, 2022 (c)

O&R


Balances as of Sept. 30, 2022
$17.0
Increase from Feb. 28, 2020 to Sept. 30, 2022
$5.9
Aged A/R(b)
$7.9
$3.3
Allowance for Uncollectible
Increase from Feb. 28, 2020 to Sept. 30, 2022 (c)

a. In June 2022, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. At the time the order was issued, the Utilities' eligible arrears balances were estimated to be $340 million, which includes: (1) $164.5 million and $1.6 million of the $250 million in state funding allocated to CECONY and O&R, respectively, and (2) a surcharge mechanism for recovery of the remaining eligible credit amounts commencing over a four year period after credits are issued for CECONY and over a one year period commencing after credits are issued for O&R, which became effective on September 1, 2022. For the nine months ended September 30, 2022, CECONY and O&R issued total credits of $315.3 million and $5.5 million, respectively, towards reducing customers' accounts receivable balances. The amounts available to credit the arrears balances of low-income CECONY and O&R customers pursuant to the June 2022 order may be reduced by amounts credited pursuant to the OTDA Program. See page 26 of the 3Q 2022 Form 10-Q.

b. Represents the accounts receivable (A/R) balance in arrears over 60 days and 90 days for CECONY and O&R, respectively. The amounts exclude the current portion of the customers' balance.

c. Increases to Allowance for Uncollectible accounts were fully deferred. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

conEdison, inc.
ED LISTED NYSE
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Customer Breakdown of Electric Deliveries and Revenues 2021 Electric Delivery Volumes Millions of kWh delivered CECONY 2021 Electric Revenues ($ in millions) 13,969 27,546 9,813 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $211 $3,555 $4,274 $766 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other Operating Revenues 2,466 2,951 124 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public Authorities $5 $419 $244 $13 Residential/ Religious Commercial/ Industrial Public Authorities Other Operating Revenues Commercial & Industrial customers share of 2021 CECONY electric deliveries and revenues: • 54% of volumes • 49% of revenues Commercial & Industrial customers share of 2021 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R 28

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the nine months ended September 30, 2022 vs. September 30, 2021



Impact on Electric Delivery Volume(a)
Millions of kWh delivered
CECONY
1%
113
Residential
6%
1,057
Commercial
4%
295
NYPA
O&R
—%
(8)
Residential
2%
43
Commercial



Impact on Electric Delivery Revenues(b)
$ in thousands
CECONY
7%
$121
Residential
9%
$179
Commercial
10%
$45
NYPA
O&R
6%
$12
Residential
8%
$9
Commercial

CECONY - September 30, 2022 vs. September 30, 2021 O&R - September 30, 2022 vs. September 30, 2021

a. Impact as compared to actuals for the nine months ended September 30, 2022 vs. September 30, 2021.

b. Impact as compared to actuals for the nine months ended September 30, 2022 vs. September 30, 2021. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred from January - June are generally recoverable effective August 1st over a six-month period and amounts deferred July - December are generally recoverable effective February 1st over a six-month period for CECONY and amounts deferred from January - December are generally recoverable effective the following February 1st over a twelve-month period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

conEdison, inc.
ED LISTED NYSE
29

$998 $1,002 $1,072 $663 $761 $1,260 $58 $71 $134 $(103) $(42) $394$170 $166 $170 $151 $173 $159 $476 $444 $464 $330 $332 $370 $294 $321 $304 $285 $298 $337 2017 2018 2019 2020 2021 2022E CECONY Operations and Maintenance Expenses(a) ($ in millions) a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. d. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the nine months ended September 30, 2022, CECONY recorded net non-service cost components of ($249) million. See page 32 of the 3Q 2022 Form 10-Q. Other Expenses(b) $1,528 $1,553 $1,563 $1,606 $1,691 $1,746 2017 2018 2019 2020 2021 2022E Departmental Pension/ OPEBs (d) Regulatory Fees and Assessments (c) Healthcare/ Other Employee Benefits Other $1,276 YTD $271 YTD $109 YTD $312 YTD $299 YTD 30

Composition of Regulatory Rate Base(a) (as of September 30, 2022) a. Average rate base for 12 months ended September 30, 2022. CECONY ($ in millions) Electric NY $24,446 Gas NY 8,717 Steam NY 1,689 Total CECONY $34,852 O&R ($ in millions) O&R Electric NY $1,017 O&R Gas NY 568 RECO NJ 316 Total O&R $1,901 Total Rate Base $36,753 CECONY Electric CECONY Gas CECONY Steam O&R RECO 31

Average Rate Base Balances ($ in millions) $26,014 $28,515 $30,559 $32,359 $35,038 $37,000 $39,666 $42,987 $24,638 $27,057 $29,008 $30,697 $33,239 $35,099 $37,690 $40,862 $1,376 $1,458 $1,551 $1,662 $1,799 $1,901 $1,976 $2,125 O&R CECONY 3-year CAGR 7.1% 2017 2018 2019 2020 2021 2022E 2023E 2024E CECONY Electric $18,513 $20,057 $21,149 $22,101 $23,614 $24,684 $26,408 $28,762 Gas 4,723 5,581 6,408 7,110 8,008 8,841 9,697 10,506 Steam 1,402 1,419 1,451 1,486 1,617 1,574 1,585 1,594 O&R Electric 759 806 842 901 965 1,021 1,044 1,144 Gas 392 426 455 490 527 566 607 649 RECO Electric 225 226 254 271 307 314 325 332 ForecastActual a. 2022 forecast and 2023-2024 Steam service reflects company’s plans; 2023 and 2024 Electric and Gas service reflects the April 8, 2022 updated rate filing. In May 2022, the NYSDPS submitted testimony supporting electric and gas rate increases of $278 million and $164 million, respectively, reflecting, among other things, a lower level of forecasted rate base for 2023. b. Amounts reflect the O&R electric and gas rate plans (Case 21-E-0074 & 21-G-0073) approved in April 2022. . (a)(a) (a) (b) (b) (b) (b)(b) (b) (a)(a) (a)(a) (a) (a) 32

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended September 30, 2022) Regulated Basis Allowed Actual CECONY Electric 8.8% 9.5% Gas 8.8 9.1 Steam 9.3 3.7 Overall – CECONY 8.8 9.1 CECONY Equity Ratio 48.0% 46.8% O&R Electric 9.2% 11.2% Gas 9.2 9.7 RECO 9.6 11.2 Overall – O&R 9.2 10.8 O&R Equity Ratio 48.0% 47.1% a. Weighted by rate base. (a) 33

Capital Investments ($ in millions) $3,606 $5,249 $3,676 $4,085 $3,964 $4,607 $5,457 $5,613 $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 $447 $1,791 $248 $616 $298 $400 $400 $400 $66 $248 $205 $3 $31 $73 $42 $10 2017 2018 2019 2020 2021 2022E 2023E 2024E Actual Forecast (a) (b) (b)(b) (c) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast . a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Amounts reflect the company's five-year forecast as of January 2022 and do not include the impact of the October 1, 2022 agreement to sell the Clean Energy Businesses. c. 2021 Form 10-K, page 31. 34

Utilities' Capital Investments ($ in millions) $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 2017 2018 2019 2020 2021 2022E 2023E 2024E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022E 2,585 1,192 116 1,830 164 77 102 2023E 3,473 1,173 116 1,918 177 76 107 2024E 3,669 1,187 101 2,102 172 74 119 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast as of January 2022. b. 2021 Form 10-K, page 31. (a) (a) (a) (b) 35

Financing Plan for 2022 – 2024 and Activity in 2022 36 Con Edison intends to forego its plan to issue equity in 2022 and 2023 and will evaluate equity needs for 2024 due to the pending sale of the CEBs

Commercial Paper Borrowings ($ in millions) a. In March 2022, CECONY entered into a $750 million, 364-day revolving credit facility to support its commercial paper program, which may also be used for other general corporate purposes. In April 2022, FERC issued an order that increased CECONY's authorization to issue short-term debt from $2.25 billion to $3.0 billion effective May 2022. 37

Capital Structure – September 30, 2022 ($ in millions) Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt 23,223 53% Equity 20,976 47 Total $ 44,199 100% Debt $ 18,389 52% Equity 16,867 48 Total $ 35,256 100% Debt $ 968 51% Equity 923 49 Total $ 1,891 100% Debt $ 3,866 55% Equity 3,186 45 Total $ 7,052 100% Amounts shown exclude notes payable and include the current portion of long-term debt and term loans. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s, S&P and Fitch have stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. 38

Rating Agency Credit Metrics

S&P revised the outlooks for Con Edison and subsidiaries to Stable from Negative following announcement of agreement to sell CEBs

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• ~15% • 15 - 17% • 14 - 16%	• <13% • <14% • <15%
S&P Global Ratings[d]	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 17 - 18% • 16 - 19% • 14 - 17%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• ~5.0x • ~5.0x • 4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Rating Action October 3, 2022 for Con Edison, CECONY and O&R; S&P Rating Action October 6, 2022 for Con Edison, CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Stable" March 21, 2022.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "over the next few years" for Moody's regarding Con Edison, and "going forward" for CECONY and O&R; "company will maintain" for S&P; "over the forecast period" for Fitch regarding Con Edison and CECONY and "over 2022-2024" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement – 2022 Third Quarter ($ in millions) CECONY O&R CEBs CET(a) Other(b) Total Total operating revenues $3,549 $291 $325 $1 $(1) $4,165 Depreciation and amortization 441 25 60 — (1) 525 Other operating expenses 2,370 215 161 3 2 2,751 Total operating expenses 2,811 240 221 3 1 3,276 Operating income (loss) 738 51 104 (2) (2) 889 Other income (deductions) 81 6 1 5 (4) 89 Interest expense (income) 202 11 (19) 2 3 199 Income before income tax expense (benefit) 617 46 124 1 (9) 779 Income tax expense (benefit) 124 12 21 — 3 160 Net income (loss) $493 $34 $103 $1 $(12) $619 Income attributable to non-controlling interest — — 6 — — 6 Net income (loss) for common stock $493 $34 $97 $1 $(12) $613 a. Net income for common stock for CET of $1 million includes pre-tax investment income of $4.8 million from New York Transco LLC. b. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the third quarter 2022 Form 10-Q. 40

Income Statement – 2022 Year-to-Date ($ in millions) CECONY O&R CEBs CET(a) Other(b) Total Total operating revenues $9,972 $813 $857 $3 $(6) $11,639 Depreciation and amortization 1,341 73 178 1 — 1,593 Other operating expenses 6,902 630 431 10 (1) 7,972 Total operating expenses 8,243 703 609 11 (1) 9,565 Operating income (loss) 1,729 110 248 (8) (5) 2,074 Other income (deductions) 245 16 2 14 (8) 269 Interest expense (income) 604 33 (68) 3 14 586 Income before income tax expense (benefit) 1,370 93 318 3 (27) 1,757 Income tax expense (benefit) 232 21 68 1 8 330 Net income (loss) $1,138 $72 $250 $2 $(35) $1,427 Loss attributable to non-controlling interest — — (43) — — (43) Net income (loss) for common stock $1,138 $72 $293 $2 $(35) $1,470 a. Net income for common stock for CET of $2 million includes pre-tax investment income of $14.3 million from New York Transco LLC. b. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the third quarter 2022 Form 10-Q. 41

Reconciliation of Net Income to Adjusted EBITDA for Con Edison Clean Energy Businesses (CEBs) 42 Reconciliation of net income for common stock to adjusted EBITDA (Non-GAAP)* * For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Condensed Statement of Cash Flows – 2022 Year-to-Date ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from/(used in) operating activities $2,191 $165 $251 $49 $(38) $2,618 Net cash flows used in investing activities (2,929) (162) (206) (49) — (3,346) Net cash flows from/(used in) financing activities (157) (2) (42) — 24 (177) Net change for the period (895) 1 3 — (14) (905) Balance at beginning of period 920 29 178 — 19 1,146 Balance at end of period (b) $25 $30 $181 $— $5 $241 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the third quarter 2022 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the third quarter 2022 Form 10-Q. 43

Condensed Balance Sheet – As of September 30, 2022 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,667 $332 $775 $7 $(48) $5,733 Investments 518 21 — 271 (5) 805 Net plant 43,208 2,668 4,499 17 — 50,392 Other noncurrent assets 6,419 403 1,649 7 355 8,833 Total assets $54,812 $3,424 $6,923 $302 $302 $65,763 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $5,207 $434 $1,383 $148 $(282) $6,890 Noncurrent liabilities 14,349 1,099 233 (87) (47) 15,547 Long-term debt 18,389 968 2,344 — 649 22,350 Equity 16,867 923 2,963 241 (18) 20,976 Total liabilities and equity $54,812 $3,424 $6,923 $302 $302 $65,763 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the third quarter 2022 Form 10-Q. 44

45 Con Edison Identified as a ‘Trendsetter’ in Political Disclosure and Accountability CPA-Zicklin Index benchmarks political disclosure and accountability policies and practices for election-related spending of corporations included in the S&P 500 and Russell 1000 • For the second year in a row, ED achieved the maximum score of 100% in 2022 • ED was one of six corporations scoring 100% in 2022 • ED’s 2021 score improved to 100% from 94.3% in 2020 and 90% in 2019 • Since 2017, Con Edison has significantly increased disclosure of political spending and policy governing political expenditures which is reflected in score Source: 2022 CPA-Zicklin Index Press Release Source: 2022 CPA-Zicklin Index of Corporate Political Disclosure and Accountability

Clean Energy Update

1,270 EV plugs, 40 MW of customer-owned solar and 2 MW of customer-owned battery storage capacity were installed in 3Q 2022



Clean Energy Update
Our utility customers are increasingly choosing electric cars, solar panels, fossil-fuel-free heating systems, and other low-carbon technologies.
Read our Clean Energy Commitment to learn how we are building the energy grid of the future together.
Solar Energy
Battery Storage
Electric Vehicles
Building Electrification

Customer-Owned Solar, Installed Capacity (MW)



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2022 YTD(a)
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O&R

Customer-Owned Battery Storage, Installed Capacity (MW)



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EV Plugs Installed Under PowerReady Program, Total	22-SEP[b]	Goal for 2025
INSTALLED EV PLUGS, TOTAL	1,838 107	18,996 2,916
LEVEL 2 PLUGS	1,716 105	18,539 2,845
DC FAST CHARGE PLUGS	122 2	457 71

a. YTD as of September 30, 2022

b. Current funding authorization provides incentives to aid customers installing EV plugs. EV plugs installed under the PowerReady program reflect installed and operating EV chargers but may not reflect EV plugs fully processed through the PowerReady program to the point where incentives have been paid out.

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Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2022 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • Our ESG reporting standards (updated July 2022): • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 47